Exhibit 99.2

CONTACT:
Vicki Baue
InvestorRelations@getcosi.com
857-415-5030

Cosi, Inc. Names Chief Restructuring Officer

Experienced CRO will lead restructuring efforts during bankruptcy proceedings

BOSTON, MA, September 30, 2016 /GLOBE NEWSWIRE/ -- Cosi, Inc. (NASDAQ:  COSI), the fast-casual restaurant company, today announced that it has appointed Randy Kominsky of Alliance For Financial Growth  to serve as Chief Restructuring Officer, effective Tuesday, October 4, 2016.

Mr. Kominsky, 61, has over 25 years of experience working with companies and creditors in Chapter 11, out-of-court restructurings, turnarounds, and crisis management. Since June 1996, he has been President of Alliance For Financial Growth and has served in the capacity of CEO, CFO, board member, and advisor to growth and troubled companies, focusing on increasing cash flows and profitability and advising on mergers and acquisitions. From May 1993 to June 1996, Mr. Kominsky was with Coopers & Lybrand (predecessor to PriceWaterhouseCoopers), where he served as the National Partner in Charge of the Bankruptcy Consulting Practice, and was the Senior Partner responsible for Chapter 11 restructurings and for developing operational, financial, and turnaround plans, financial models, and due diligence for the sale of assets or infusion of new capital. From March 1980 to May 1993, he served as the Assistant General Counsel of Ryder System, focused on maximizing the recovery for all parties in many workouts and Chapter 11 cases. Mr. Kominsky received his Juris Doctor from Temple University Beasley School of Law and his Bachelor of Business Administration from Temple University.

Mr. Kominsky will report to Patrick Bennett, Cosi’s interim CEO & President, and will lead the Company’s restructuring efforts during the pendency of the Chapter 11 proceedings. Mr. Kominsky’s appointment and the terms of his engagement remain subject to the approval of the Bankruptcy Court.

As previously announced, Cosi and its subsidiaries filed voluntary Chapter 11 petitions in the United States Bankruptcy Court for the District of Massachusetts on September 28, 2016.  The appointment of a Chief Restructuring Officer acceptable to the lenders was required by the terms of the previously disclosed non-binding Debtor-In-Possession (DIP) Financing Term Sheet dated September 28, 2016.  As previously announced, in accordance with the sale process under Section 363 of the Bankruptcy Code, notice of the proposed sale to the DIP lenders or their designees will be given to third parties and competing bids will be solicited. Cosi’s Board of Directors will manage the bidding process and evaluate the bids, in consultation with independent professional advisors and as overseen by the Bankruptcy Court.

Court filings and other information related to the restructuring proceedings are available on Cosi’s website at www.getcosi.com.

About Così, Inc.

Così (http://www.getcosi.com) is an international fast casual restaurant company.  At the heart of every Cosi® restaurant is an open-flame stone-hearth oven where the Così® signature flatbread is made from scratch throughout the day.  The flatbread is made from a generations-old recipe and is part of many Così® favorites. Così® was founded on the idea that good-for-you food should be delicious.  Menu items are made using fresh ingredients and distinctive sauces and spreads to create edgy flavors.  The menu features made-to-order sandwiches, hand-tossed salads, bowls, breakfast wraps, melts, all natural soups, signature Squagels®, artisan flatbread pizzas, S`mores, snacks and desserts.  Guests can also enjoy handcrafted beverages and a variety of coffee-based and specialty beverages.

Così® employees create a welcoming environment where guests are invited to relax and enjoy great food.  In many cases, Così® is the cornerstone of the communities that they are in and take pride in supporting community organizations and local charities. There are currently 45 Company-owned and 31 franchise restaurants operating in fourteen states, the District of Columbia, Costa Rica and the United Arab Emirates.

“Così,” “(Sun & Moon Design)” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2016 Così, Inc. All rights reserved.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words “believe,” “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “plan,” “strive,” or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the results being reported in this release are unaudited and subject to change; the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing, including debtor-in-possession (DIP) financing; our success in restructuring the Company; our success in finding a purchaser of our assets; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions.

Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così’s website at
http://www.getcosi.com in the investor relations section.